UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

HC INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52197	04-3570877

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

10 Progress Drive, Suite 200, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (203) 925-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On May 30, 2008, Richard Rakowski resigned from the Board of Directors of HC Innovations, Inc. (the “Company”) effective as of such date.

Item 8.01	Other Events.

     The Company has postponed its Annual Meeting of Stockholders scheduled to be held at 10:00 a.m. on Tuesday, June 24, 2008. The Annual Meeting will be rescheduled at a later date to be determined by the Company’s Board of Directors. The Company is also resetting the record date for the Annual Meeting, as postponed.

     As soon as practicable upon determining the date of the Annual Meeting, the Company will provide additional information with respect to the Annual Meeting, including the date, time and place of the rescheduled Annual Meeting and the new record date for the Annual Meeting, through definitive additional proxy materials to be filed with the Securities and Exchange Commission and distributed to the Company’s stockholders.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC INNOVATIONS, INC.

Date: May 30, 2008	By:	/s/ David Chess
David Chess
President and Chief Executive Officer